EXHIBIT 20(a)
                       Form of Monthly Servicer Certificate
                           Citibank Omni-S Master Trust
                          Series 2000-4 (Post-Defeasance)

 Distribution Date: May 15, 2006
 Related Due Period April 18, 2006 to May 15, 2006
 Related Interest Period April 18, 2006 to May 14, 2006

 Under the Defeasance Trust Agreement relating to the Pooling and Servicing Agreement, the Servicer is
 required to prepare, and the Paying Agent is required to deliver, certain information each month regarding current distributions to Certificateholders. The information for the Due Period and the Distribution Date listed above is set forth below:
 1.  Payments to Series 2000-4 Investors with respect to this Distribution Date
                      Total                 Interest                  Principal
           Class A         $750,395.47       $750,395.47                              $0.00

 2.  Information Concerning Principal Payments
                         Amount Deposited            Total Distributions
             this Due Period           through this Due Period
           SERIES 2000-4 BY CLASS
             (a)   Class A                         $0.00     $0.00

 3.  Information Concerning Class A Interest Funding Account
         (a)  Amount on deposit in the Class A Interest Funding
                Account at the close of business on the immediately
                preceding Distribution Date                                       $6,308,590.52
         (b)  Amount of interest and earnings withdrawn from
                the Class A Principal Funding Account and credited
                to the Class A Interest Funding Account pursuant to
                Section 3(b), if any, since the close of business on
                the immediately preceding Distribution Date                     $666,208.90
         (c)  Amount of interest and investment income credited to
                the Class A Interest Funding Account, as described
               in Section 4(b), if any, since the close of business
               on the immediately preceding Distribution Date                                       $20,345.13

         (d)  Amount of Certificate Interest with respect to
                Class A, if any, withdrawn from the Class A
                Interest Funding Account pursuant to the first
                sentence of Section 6(b), with respect to the
                current Distribution Date                                                 $750,395.47
         (e)  Amount withdrawn from the Class A Interest
                Funding Account pursuant to the last sentence
                of Section 6(b), if any, and applied under Section
                6(c) with respect to the current Distribution Date                               $0.00
         (f)  Amount on deposit in the Class A Interest Funding
               Account at the close of business on the current
               Distribution Date after taking into account all
               withdrawals and distributions on or prior to such
               Distribution Date                                                       $6,244,749.08

4.  Information Concerning Class A Principal Funding Account
         (a)  Amount on deposit in the Class A Principal
                Funding Account at the close of business on
                the immediately preceding Distribution Date                              $194,230,000.00
         (b)  Amount withdrawn from the Class A Principal
                Funding Account and distributed pursuant to
               Section 6(c), if any, with respect to the
               current Distribution Date                                            $0.00
         (c)  Amount on deposit in the Class A Principal Funding
                Account at the close of business on the current
                Distribution Date after taking into account all
                withdrawals and distributions on or prior to such
                Distribution Date                          $194,230,000.00

                                                               CITIBANK (SOUTH DAKOTA), NATIONAL ASSOCIATION
                                                                as Servicer

                                                                By:/S/Teri Bruno